Exhibit 99.2

Acquisition of Northwest Suburban Bancorp., Inc. Investor Presentation March 22, 2007

Forward Looking Statements Any oral statements made by representatives of the Company or any written statements contained in any written documents provided at this presentation concerning financial and other projections constitute forward looking statements within the meaning of the Securities Exchange Act and are subject to the Safe Harbor created under that Act. Although the Company believes that the expectations reflected in such forward looking statements are reasonable, it can give no assurance that such expectations will prove to be accurate. Important factors that could cause actual results to differ materially from the Company's expectations include those factors identified in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission, copies of which are available upon request. Such publicly available information sets forth certain risks and uncertainties related to the Company's business, including but not limited to adverse changes in economic conditions, loan portfolio quality or interest rates, effects of competition, technological change or government regulation, loss of key management or inability to manage or attain growth objectives. These risks and uncertainties should be considered in evaluating "Forward Looking Statements."

Securities Law Matters In connection with the proposed acquisition of Northwest Suburban by the Company, the Company will file with the Securities and Exchange Commission a registration statement on Form S-4 to register the shares of the Company's common stock to be issued to the shareholders of Northwest Suburban . The registration statement will include a proxy statement/prospectus which will be sent to the shareholders of Northwest Suburban seeking their approval of the proposed transaction. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT ON FORM S-4 AND THE PROXY STATEMENT/PROSPECTUS INCLUDED WITHIN THE REGISTRATION STATEMENT ON FORM S-4 AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IN CONNECTION WITH THE PROPOSED TRANSACTION, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, NORTHWEST SUBURBAN AND THE PROPOSED TRANSACTION. Investors and security holders may obtain free copies of these documents through the website maintained by the Securities and Exchange Commission at http://www.sec.gov. Free copies of the proxy statement/prospectus also may be obtained by directing a request by telephone or mail to the Company, 501 W. North Avenue, Melrose Park, Illinois 60160, Attention: Investor Relations (telephone number (708) 865- 1053) or Northwest Suburban, 50 North Main Street, Mount Prospect, Illinois 60056 (847) 222-1112). The Company, Northwest Suburban and their respective directors, executive officers, and certain other members of management may be deemed to be participants in the solicitation of proxies from the shareholders of Northwest Suburban in connection with the merger transaction. For information about the Company's directors, executive officers and members of management, shareholders are asked to refer to the most recent proxy statement issued by the Company, which is available on its web site and at the address provided in the preceding paragraph. Information regarding Northwest Suburban 's directors, executive officers and members of management and their respective interests in the proposed transaction will be available in the proxy statement/prospectus of the Company and Northwest Suburban described above and other relevant materials to be filed with the SEC.

Northwest Suburban Bancorp, Inc. Detailed Transaction Analysis MBHI has agreed to purchase the Northwest Suburban Bancorp for cash and stock: 45% Stock at a floating exchange ratio (fixed at +/- 10% of Initial 30-day VWAP) $42.75 / Final 30-day VWAP of MBHI ending 3rd trading day preceding closing (as of 3/20/07 Initial 30-day VWAP of $19.3479 = 2.20954 x) 55% Cash consideration at $42.75 / share Total Purchase Price equal to $139.8 million Price / Book Value ($49.5MM): 282.6% Price / Tangible Book Value ($48.1MM): 290.8% Price / 2006 Net Income ($5.3MM): 26.2x Price / 2007E Net Income ($6.0MM): 23.3x Anticipated after-tax cost savings $1.28 million and after-tax restructuring charge of $875,000 54,000 Shares of Restricted Stock to key revenue generating employees Double-Trigger Walk-Away The final MBHI VWAP is more than 20% lower than the initial VWAP; and Absolute change in MBHI VWAP is more that 15% lower than the change in the NASDAQ Bank Index over the same period

Northwest Suburban Bancorp, Inc. Proposed Transaction

Additional Market Penetration The acquisition of Northwest Suburban Bancorp would make Midwest Bank the 18th largest bank in the Chicago MSA and 6th largest independent Chicago bank based on deposits Create a more market-effective and cost efficient 29- branch network in the greater Chicago metropolitan area Contiguous but minimal overlapping higher growth markets in Cook, Lake and McHenry counties Additional Market Penetration Financial Benefits Additional Positive Considerations Source: SNL Northwest Suburban Bancorp, Inc. Proposed Transaction

Financial Benefits Accretive to earnings with modest cost savings Pro forma Company: $3.5 billion in assets $2.4 billion of loans $2.4 billion of deposits More diversified and lower risk balance sheet Substantial and growing base of C&I customers Proven ability to build deposits through transaction accounts Northwest Suburban Bancorp, Inc. Proposed Transaction Additional Market Penetration Financial Benefits Additional Positive Considerations

Northwest Suburban Bancorp, Inc. Proposed Transaction 12/31/06 MBHI PRO FORMA

Northwest Suburban Bancorp, Inc. Proposed Transaction 12/31/06 MBHI PRO FORMA

Northwest Suburban Bancorp, Inc. Proposed Transaction Additional Positive Considerations Improves Loan Origination Capabilities and Increases Lending Limit Wealth Management and Private Banking Platforms to Expand Upon Strong Asset Quality Solid Historic Growth Trends Additional Market Penetration Financial Benefits Additional Positive Considerations

Northwest Suburban Bancorp, Inc. Source of Funding for Transaction 45% Stock Consideration: Shares will be registered with S-4 Filing and issued upon consummation of the transaction Effect on Tangible Book Value / Share and Tangible Equity / Tangible Assets: 55% Cash Consideration (Assumed Holding Company Cost 6.55%): $10mm cash from issuance of remaining shares on shelf at assumed 30-day VWAP Capital and cash consideration to be determined from the following sources, or some combination thereof: Senior debt facility Sub-debt Sale-leaseback Convertible trust preferred Trust preferred Preferred stock Common equity

The acquisition of Northwest Suburban Bancorp would make Midwest Bank the 18th largest bank in the Chicago MSA and 6th largest independent Chicago bank based on deposits with a 29-branch network in the greater Chicago metropolitan area. Reduction of construction loan concentration while growing commercial & industrial loans Accretive to earnings assuming modest cost savings Strong asset quality with positive historical growth trends Solid management team with aligned interest in successful combined entity Northwest Suburban Bancorp, Inc. Summary